UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2026

Estrella Immunopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40608	86-1314502
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

5858 Horton Street, Suite 370 Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

(510) 318-9098

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ESLA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	ESLAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 5, 2026, Estrella Immunopharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with a healthcare-focused institutional investor (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor (a) in a registered direct offering (the “Registered Direct Offering”) (i) 4,063,290 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of the Company, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 1,000,000 shares of Common Stock for $0.00001 per share; and (b) in a concurrent private placement (the “Private Placement,” and together with the Registered Direct Offering, the “Offerings”), common stock purchase warrants (the “PIPE Common Warrants”), exercisable for up to an aggregate of 7,594,935 shares of Common Stock for $1.39 per share, subject to customary anti-dilution adjustments for stock splits, reclassifications and recapitalizations of the Company’s Common Stock.

Each Share will be accompanied by one and one-half (1.5) PIPE Common Warrants (together, a “Common Unit”) for a combined purchase price of $1.58 per Common Unit. Each Pre-Funded Warrant will be accompanied by one and one-half (1.5) PIPE Common Warrants for a combined purchase price of $1.57999 (which represents the purchase price of the Common Unit, less the $0.00001 exercise price per Pre-Funded Warrant).

The Pre-Funded Warrants are exercisable upon issuance until fully exercised and are exercisable on a cashless basis. The PIPE Common Warrants are exercisable upon issuance and expire on the fifth anniversary of the issuance date of such warrants. If at the time of exercise of the PIPE Common Warrants there is no effective registration statement registering the resale of the underlying shares, or the prospectus contained therein is not available for use, the PIPE Common Warrants may be exercised on a “cashless basis.” The Pre-Funded Warrants and PIPE Common Warrants also contain ownership limitations pursuant to which a holder does not have the right to exercise any portion of their warrants if it would result in the holder (together with their affiliates) beneficially owning more than 4.99% (or, upon election by the holder prior to the issuance of any warrants, 9.99%) of the Company’s outstanding Common Stock.

The Offerings were consummated on January 6, 2026, resulting in gross proceeds of approximately $8.0 million, before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds for general corporate purposes and working capital.

The Shares and Pre-Funded Warrants (and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants) were offered and sold pursuant to an effective shelf registration statement on Form S-3 (File No. 333-283770), which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 19, 2024, and a related prospectus supplement filed with the SEC on January 6, 2026 pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the “Securities Act”).

Placement Agent Agreement

In connection with the Offerings, the Company also entered into a placement agent agreement, dated January 5, 2026 (the “Placement Agent Agreement”), with Aegis Capital Corp. (the “Placement Agent”), pursuant to which the Company paid the Placement Agent a cash fee equal to 6.0% of the aggregate gross proceeds of the Offerings and reimbursed the Placement Agent for certain expenses and legal fees. The agreement also includes customary indemnification and contribution provisions in favor of the Placement Agent.

Registration Rights Agreement

In connection with the Private Placement, the Company and the Investor entered into a registration rights agreement, dated January 5, 2026 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement (the “Resale Registration Statement”), providing for the resale of the shares of Common Stock issued and issuable upon exercise of the PIPE Common Warrants within thirty (30) days of the closing of the Offering, to have such registration statement declared effective within sixty (60) days of the closing date (or ninety (90) days of the closing date if the SEC conducts a full review of a Resale Registration Statement), and to maintain the effectiveness of such registration statement until the earlier of (i) the date on which all such securities have been sold thereunder or pursuant to Rule 144, or (ii) the date on which such securities are eligible for resale without the need for registration under the Securities Act.

The foregoing descriptions of the Securities Purchase Agreement, Pre-Funded Warrants, PIPE Common Warrants, Placement Agent Agreement and Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 4.1, 4.2, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the PIPE Common Warrants and the shares of Common Stock issuable upon exercise thereof is incorporated herein by reference.

The PIPE Common Warrants were offered and sold in a private placement pursuant to the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder. The shares of Common Stock issuable upon exercise of the PIPE Common Warrants have not been registered under the Securities Act and will be issued, if at all, pursuant to the same exemption. The Company relied upon this exemption based, in part, on representations made by the Investor in the Securities Purchase Agreement.

Item 7.01 Regulation FD Disclosure

On January 5, 2026, the Company issued a press release announcing the entry into the Securities Purchase Agreement and related transactions described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On January 6, 2026, the Company issued a press release announcing the closing of the Offerings. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Form of Pre-Funded Warrant to Purchase Common Stock
4.2	Form of PIPE Common Warrant
5.1	Legal Opinion of Winston & Strawn LLP
23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1 above).
10.1*	Securities Purchase Agreement
10.2	Placement Agency Agreement
10.3	Registration Rights Agreement
99.1	Press release dated January 5, 2026
99.2	Press release dated January 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Estrella Immunopharma, Inc.

	By:	/s/ Cheng Liu
	Name:	Cheng Liu
	Title:	Chief Executive Officer

Date: January 6, 2026

3